Exhibit 99.1

LUZERNE NATIONAL BANK CORPORATION

FOR IMMEDIATE RELEASE

Contact:	Penns Woods Bancorp, Inc.	Luzerne National Bank Corporation

	Richard A. Grafmyre	Robert C. Snyder
	President & CEO	President & CEO
	(570) 322-1111	(570) 288-4511

PENNS WOODS BANCORP AND LUZERNE NATIONAL BANK CORPORATION
ENTER INTO MERGER AGREEMENT

WILLIAMSPORT, PA AND LUZERNE, PA (October 18, 2012) — Penns Woods Bancorp, Inc. (Penns Woods) (NasdaqGS: PWOD) and Luzerne National Bank Corporation (Luzerne) (PINK: LUZR) jointly announced today that they have entered into a definitive merger agreement under which Penns Woods will acquire Luzerne in a stock and cash transaction.  The merger, approved unanimously by the boards of directors of both companies, further broadens Penns Woods’ footprint into contiguous markets located in the Pennsylvania counties of Luzerne and Lackawanna.  The combined company will have more than $1.1 billion in assets.

“We are very excited to be able to become partners with Luzerne.  The organizations fit together nicely, sharing a unified commitment to deliver the best banking experience,” said Richard A. Grafmyre, President and CEO of Penns Woods and Jersey Shore State Bank. “This acquisition creates tremendous opportunities to build on the successes that each organization has achieved individually in its own markets.”

“As Chairman of the Board of Penns Woods, I look forward to the opportunities presented by the partnership of the two organizations,” said Ronald A. Walko, Chairman of the Board of Penns Woods. “I expect that together these two great banks will maximize Penns Woods shareholder value through expanded financial services.”

“The affiliation of Luzerne with Penns Woods will present significant opportunities for our customers, employees and shareholders,” said Luzerne President and CEO Robert C. Snyder.  “Each organization is known for its commitments to customer service and community.  Partnering with Penns Woods will bring increased financial service capabilities to our customers while allowing Luzerne to maintain its local identity as an independent community bank.  We have known the team at Penns Woods for many years, admire their success, and look forward to adding to that success.”

“We have always been proud of being one of the leading community banks in northeastern Pennsylvania and our partnership with Penns Woods will allow us to continue that tradition,” stated Joseph E. Kluger, Chairman of the Board of Luzerne.  “In addition, the terms of the transaction provide a significant, on-going role for Luzerne in the combined company along with receipt of consideration for shareholders that is very attractive financially.  We are excited by the opportunity to become part of this growing company.”

Under the terms of the merger agreement, Penns Woods will acquire all of the outstanding shares of Luzerne for a total purchase price of approximately $44.5 million as of the date of the agreement.  Luzerne shareholders will have the opportunity to elect to receive for each outstanding share of Luzerne common stock either 1.5534 shares of Penns Woods common stock, $61.86 in cash or a combination of cash or stock.  All shareholder elections will be subject to allocation and proration procedures set forth in the merger agreement that are designed to ensure that no more than 10% of the outstanding Luzerne shares are exchanged for cash.  The transaction is expected to be a tax-free exchange to the extent that shareholders of Luzerne receive stock in exchange for their shares.

The transaction is expected to close in the second quarter of 2013 subject to customary closing conditions, including receipt of regulatory approvals and approvals by both Penns Woods and Luzerne shareholders.  Following the completion of the merger, Penns Woods intends to continue to operate Luzerne Bank as a separate banking subsidiary of Penns Woods under the name “Luzerne Bank.”  The existing members of the board of directors of Luzerne Bank will continue to serve as directors after closing, and Richard A. Grafmyre, Penns Woods’ President and Chief Executive Officer, will join the Luzerne Bank board.  In addition, at closing the Penns Woods board of directors will be expanded to include three current non-employee directors from the Luzerne board of directors.

Monocacy Financial Advisors, LLC served as financial advisor to Penns Woods, and Janney Montgomery Scott LLC served as financial advisor to Luzerne in the transaction.  Stevens & Lee, P.C. served as legal counsel to Penns Woods, and Ballard Spahr LLP served as legal counsel to Luzerne in the transaction.

About the Companies

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, Centre, and Montour Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

Luzerne National Bank Corporation is the parent company of Luzerne Bank, which operates eight branch offices providing financial services in Luzerne and Lackawanna counties.

Additional Information For Shareholders

Penns Woods will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction.  The proxy materials will set forth complete details of the merger transaction.  Penns Woods and Luzerne shareholders and investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information about Penns Woods and Luzerne and the proposed transaction.  When available, copies of this joint proxy statement/prospectus will be mailed to shareholders.  Copies of the joint proxy statement/prospectus also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Penns Woods Bancorp, Inc., Attention – Richard A. Grafmyre, President & CEO, 300 Market Street, Williamsport,

Pennsylvania 17701 or on its website at www.jssb.com, or to Luzerne National Bank Corporation, Attention – Robert C. Snyder, President & CEO, 118 Main Street, Luzerne, Pennsylvania  18709.  Copies of other documents filed by Penns Woods with the SEC may also be obtained free of charge at the SEC’s website or by directing a request to Penns Woods at the address provided above.

Penns Woods and Luzerne and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Penns Woods and Luzerne in connection with the proposed merger.  Information about the directors and executive officers of Penns Woods is set forth in the proxy statement, dated March 21, 2012, for Penns Woods’ 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A.  Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus included in the Form S-4 when it becomes available.

Forward-Looking Statements

This news release contains forward-looking statements.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the managements of Penns Woods and Luzerne and their subsidiaries and on the information available to their managements at the time that these statements were made.  There are a number of factors, many of which are beyond the control of Penns Woods and Luzerne, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) the parties may fail to satisfy the conditions to closing for the proposed merger in a timely manner or at all; (2) the Luzerne or Penns Woods shareholders may fail to approve the proposed merger; (3) the parties may fail to obtain the necessary governmental approvals or adverse regulatory conditions may be imposed in connection with such approvals; (4) the announcement and pendency of the transaction may result in disruption to the parties’ businesses; (5) Penns Woods may encounter difficulties related to the integration of the businesses following the merger; (6) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (7) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in Penns Woods’ or Luzerne’s organization, compensation and benefit plans; (8) the effect on Penns Woods’ or Luzerne’s competitive position within their respective market area and increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (9) the effect of changes in interest rates; and (10) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could cause actual results to differ from those currently anticipated, see Penns Woods’ filings with the SEC, including “Item 1A.  Risk Factors,” set forth in the Penns Woods’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Forward-looking statements speak only as of the date they are made.  Neither Penns Woods nor Luzerne undertakes and both specifically disclaim any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Penns Woods or Luzerne.

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